                                                               Exhibit (a)(1)(K)

                             Letter of Transmittal

             To Tender Warrants to Purchase Shares of Common Stock

                                       of

                                   Verio Inc.

                       Pursuant to the Offer to Purchase

                               Dated May 17, 2000

                                       by

                            Chaser Acquisition, Inc.

                     an indirect wholly owned subsidiary of

                         NTT Communications Corporation

                          a wholly owned subsidiary of

                   Nippon Telegraph and Telephone Corporation


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
           ON WEDNESDAY, JUNE 14, 2000, UNLESS THE OFFER IS EXTENDED.


                        The Depositary for the Offer is:

                          Norwest Bank Minnesota, N.A.

         By Mail:             By Hand in New York:     By Hand or Overnight
                                                             Delivery:



 Norwest Bank Minnesota,  The Depository Trust Company
           N.A.               Transfer Agent Drop     Norwest Bank Minnesota,
      P.O. Box 64858       55 Water Street--1st Floor          N.A.
 St. Paul, MN 55164-0858    New York, NY 10041-0099 161 North Concord Exchange
Attn: Shareowner Services                            South St. Paul, MN 55075

                   Facsimile for Eligible Institutions only:
                                 (651) 450-4163
              To confirm receipt of Notice of Guaranteed Delivery:
                                 (651) 450-4110

If you require additional information, please call Norwest Bank Minnesota, N.A.
                                       at
                        (800) 468-9716 or (651) 450-4064

   DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE THEREFOR PROVIDED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 SET FORTH BELOW.

   THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

   This Letter of Transmittal is to be completed by warrantholders of Verio Inc., a Delaware corporation (the "Company"), if certificates are to be forwarded herewith or, unless an Agent's Message (as defined in the Offer to Purchase) is utilized, if delivery of Warrants (as defined below) is to be made by book-entry transfer to the Depositary's account at The Depository Trust Company (hereinafter referred to as the "Book-Entry Transfer Facility") pursuant to the procedures set forth in Section 3 of the Offer to Purchase (as defined below). This Letter of Transmittal may not be used to tender warrants issued under the Warrant Agreement dated as of June 24, 1997 by and between the Company and First Trust National Association as warrant agent. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.


      DESCRIPTION OF WARRANTS TO PURCHASE SHARES OF COMMON STOCK TENDERED

---------------------------
Name(s) and  Warrants to
Address(es)    Purchase
    of     Shares of Common
Registered  Stock Tendered
 Holder(s)     (Attach
  (Please     additional
fill in, if     list if
  blank)      necessary)
---------------------------

                      Number of
        Warrant        Warrants       Number of
      Certificate   Represented by     Warrants
       Number(s)*   Certificate(s)*   Tendered**
                                             ---
                                             ---
                                             ---
                                             ---
     Total Warrants
------------------------------------------------

  *Need not be completed by warrantholders tendering by book-entry transfer.
 **Unless otherwise indicated, it will be assumed that all Warrants represented by any certificates delivered to the Depositary are being tendered. See Instruction 4.

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

   The undersigned hereby tenders to Chaser Acquisition, Inc. ("Purchaser"), a Delaware corporation and an indirect wholly owned subsidiary of NTT Communications Corporation, a limited liability joint stock company incorporated under the laws of Japan ("NTT Communications") and a wholly owned subsidiary of Nippon Telegraph and Telephone Corporation, a limited liability joint stock company incorporated under the laws of Japan ("NTT"), the above-described warrants to purchase shares of common stock, par value $.001 per share, of Verio Inc., a Delaware corporation (the "Company"), entitled "Warrants to Purchase Common Stock of Hiway Technologies, Inc." which were initially issued on or about December 19, 1997 by Hiway Technologies, Inc. and became convertible into common stock of the Company upon the acquisition of Hiway Technologies, Inc. by the Company on January 5, 1999 (the "Warrants"), pursuant to Purchaser's offer to purchase all of the outstanding Warrants at a purchase price of $60.00 per Warrant less the applicable Warrant exercise price and any applicable withholding taxes, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 17, 2000 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with the Offer to Purchase, any other Letter of Transmittal and any amendments or supplements hereto or thereto, collectively constitute the "Offer"). The Offer is being made in connection with the Agreement and Plan of Merger, dated as of May 7, 2000 (the "Merger Agreement"), among NTT Communications, Purchaser and the Company. This Letter or Transmittal may not be used to tender warrants issued under the Warrant Agreement dated as of June 24, 1997 by and between the Company and First Trust National Association, as warrant agent.

   Subject to and effective upon acceptance for payment of and payment for the Warrants tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of Purchaser all right, title and interest in and to all the Warrants that are being tendered hereby (and any and all other Warrants or other securities issued or issuable in respect thereof) and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Warrants (and all such other Warrants or securities), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) deliver certificates for such Warrants (and all such other Warrants or securities), together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Purchaser, (b) present such Warrants (and all such other Warrants or securities) for transfer on the books of the Company and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Warrants (and all such other Warrants or securities), all in accordance with the terms of the Offer.

   The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Warrants tendered hereby (and any and all other Warrants or other securities or rights issued or issuable in respect of such Warrants) and that when the same are accepted for payment by Purchaser, Purchaser will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned, upon request, will execute and deliver any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Warrants tendered hereby (and all such other Warrants or other securities or rights).

   All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

   The undersigned understands that tenders of Warrants pursuant to any one of the procedures described in Section 4 of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer.

   Unless otherwise indicated under "Special Payment Instructions," please issue the check for the purchase price of any Warrants purchased, and return any Warrants not tendered or not purchased, in the name(s) of the undersigned. Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for the purchase price of any Warrants purchased and return any certificates for Warrants not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned's signature(s). In the event that both "Special Payment Instructions" and "Special Delivery Instructions" are completed, please issue the check for the purchase price of any Warrants purchased and return any Warrants not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated. The undersigned recognizes that Purchaser has no obligation, pursuant to the "Special Payment Instructions," to transfer any Warrants from the name of the registered holder(s) thereof if Purchaser does not accept for payment any of the Warrants so tendered.



     SPECIAL PAYMENT INSTRUCTIONS            SPECIAL DELIVERY INSTRUCTIONS
   (See Instructions 1, 5, 6 and 7)            (See Instructions 5 and 7)


  To be completed ONLY if the              To be completed ONLY if the check
 check for the purchase price of           for the purchase price of
 Warrants purchased or                     Warrants purchased or
 certificates for Warrants not             certificates for Warrants not
 tendered or not purchased are to          tendered or not purchased are to
 be issued in the name of someone          be mailed to someone other than
 other than the undersigned                the undersigned or to the
 Warrants.                                 undersigned at an address other
                                           than that shown below the
                                           undersigned's signature(s).

 Issue: [_] Check [_] Certificate
 to:


                                           Mail check and/or certificates
 Name:  ___________________________        to:

          (Please Print)
 Address: _________________________        Name: ____________________________
 ----------------------------------                  (Please Print)
            (Zip Code)                     Address: _________________________
 ----------------------------------        ----------------------------------
   (Taxpayer Identification or                         (Zip Code)
       Social Security No.)                ----------------------------------

                                              (Taxpayer Identification or
    (See Substitute Form W-9)                     Social Security No.)



                                               (See Substitute Form W-9)


                                 INSTRUCTIONS

             Forming Part of the Terms and Conditions of the Offer
   1. Guarantee of Signatures. Except as otherwise provided below, signatures on all Letters of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program (an "Eligible Institution"), unless the Warrants tendered thereby are tendered
(i) by a registered holder of Warrants who has not completed either the box labeled "Special Payment Instructions" or the box labeled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. See Instruction 5. If the certificates are registered in the name of a person or persons other than the signer of this Letter of Transmittal, or if payment is to be made or delivered to, or certificates evidencing unpurchased Warrants are to be issued or returned to, a person other than the registered owner or owners, then the tendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates or stock powers, with the signatures on the certificates or stock powers guaranteed by an Eligible Institution as provided herein. See Instruction 5.

   2. Delivery of Letter of Transmittal and Shares. This Letter of Transmittal is to be used if certificates are to be forwarded herewith. Certificates for all physically delivered Warrants, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal by the Expiration Date.

   The method of delivery of Warrants, the Letter of Transmittal and all other required documents, is at the option and risk of the tendering warrantholder. Warrants will be deemed delivered only when actually received by the Depositary (including, in the case of a book-entry transfer, by a confirmation of a book-entry transfer). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

   No alternative, conditional or contingent tenders will be accepted, and no fractional Warrants will be purchased. By executing this Letter of Transmittal (or a manually signed facsimile thereof), the tendering warrantholder waives any right to receive any notice of the acceptance for payment of the Warrants.

   3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Warrants should be listed on a separate schedule attached hereto.

   4. Partial Tenders (not applicable to warrantholders who tender by book-entry transfer). If fewer than all the Warrants represented by any certificate delivered to the Depositary are to be tendered, fill in the number of Warrants which are to be tendered in the box entitled "Number of Warrants Tendered." In such case, a new certificate for the remainder of the Warrants represented by the old certificate will be sent to the person(s) signing this Letter of Transmittal unless otherwise provided in the appropriate box on this Letter of Transmittal, as promptly as practicable following the expiration or termination of the Offer. All Warrants represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

   5. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Warrants tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

   If any of the Warrants tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

   If any of the Warrants tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

   If this Letter of Transmittal is signed by the registered holder(s) of the Warrants tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or Warrants not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s), in which case the certificate(s) for such Warrants tendered hereby must be endorsed, or accompanied by, appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate for such Warrants. Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

   If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Warrants tendered hereby, the certificate must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such Warrants. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution.

   If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Purchaser of the authority of such person so to act must be submitted.

   6. Stock Transfer Taxes. Purchaser will pay any stock transfer taxes with respect to the sale and transfer of any Warrants to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or Warrants not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

   Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

   7. Special Payment and Delivery Instruction. If the check for the purchase price of any Warrants purchased is to be issued, or any Warrants not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal or if the check or any certificates for Warrants not tendered or not purchased are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed.

   8. Substitute Form W-9. The tendering warrantholder is required to provide the Depositary with such warrantholder's correct TIN on Substitute Form W-9, which is provided below, unless an exemption applies. Failure to provide the information on the Substitute Form W-9 may subject the tendering warrantholder to a $50 penalty and to 31% federal income tax backup withholding on the payment of the purchase price for the Warrants.

   9. Foreign Holders. Foreign holders must submit a completed IRS Form W-8 to avoid 31% backup withholding. IRS Form W-8 may be obtained by contacting the Depositary at one of the addresses on the face of this Letter of Transmittal.

   10. Requests for Assistance or Additional Copies. Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Information Agent or the Dealer Manager at their respective addresses or telephone numbers set forth below.

   11. Waiver of Conditions. The conditions of the Offer may be waived by Purchaser (subject to certain limitations in the Merger Agreement), in whole or in part, at any time or from time to time, in Purchaser's sole discretion.

   12. Lost, Destroyed or Stolen Certificates. If any certificates for Warrants have been lost, destroyed or stolen, the warrantholder should promptly notify the Company's Transfer Agent, Norwest Bank Minnesota, N.A., 161 North Concord Exchange Street, South St. Paul, Minnesota 55075-6975,
Telephone: (651) 552-6975, Attention: John D. Baker, for instructions as to the procedures for replacing the certificates for such Warrants. This Letter of Transmittal and related documents cannot be processed until the lost, destroyed or stolen certificates have been replaced and the replacement certificates for such Warrants have been delivered to the Depositary in accordance with the procedures set forth in Section 3 of the Offer to Purchase and the instructions contained in this Letter of Transmittal.

   Important: This Letter of Transmittal or a manually signed facsimile copy hereof (together with certificates or confirmation of book-entry transfer and all other required documents) or a Notice of Guaranteed Delivery must be received by the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase).

                           IMPORTANT TAX INFORMATION

   Under federal income tax law, a warrantholder whose tendered Warrants are accepted for payment is required to provide the Depositary with such warrantholder's correct TIN on the Substitute Form W-9. If such warrantholder is an individual, the TIN is such warrantholder's Social Security Number. If the Depositary is not provided with the correct TIN, the warrantholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such warrantholder with respect to Warrants purchased pursuant to the Offer may be subject to backup withholding.

   Certain warrantholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that warrantholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements may be obtained from the Depositary. All exempt recipients (including foreign persons wishing to qualify as exempt recipients) should see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

   If backup withholding applies, the Depositary is required to withhold 31% of any payments made to the warrantholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

   To prevent backup federal income tax withholding on payments that are made to a warrantholder with respect to Warrants purchased pursuant to the Offer, the warrantholder is required to notify the Depositary of such warrantholder's correct TIN by completing the form certifying that the TIN provided on the Substitute Form W-9 is correct.

What Number to Give the Depositary

   The warrantholder is required to give the Depositary the Social Security Number or Employer Identification Number of the record owner of the Warrants. If the Warrants are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

                                   SIGN HERE
                      (Complete Substitute Form W-9 below)

 ____________________________________________________________________________

 ____________________________________________________________________________
                            Signature(s) of Owner(s)

 ____________________________________________________________________________

 Name(s) ____________________________________________________________________

 ____________________________________________________________________________

 Capacity (full title) ______________________________________________________

 Address ____________________________________________________________________

 ____________________________________________________________________________

 ____________________________________________________________________________

 _________________________________________________________ (Include Zip Code)

 ____________________________________________________________________________

 Area Code and Telephone Number _____________________________________________

 Taxpayer Identification or Social Security Number __________________________

                           (See Substitute Form W-9)

 Dated: , 2000

 (Must be signed by registered holder(s) exactly as name(s) appear(s) on Warrant certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

                           GUARANTEE OF SIGNATURE(S)
                           (See Instructions 1 and 5)

 FOR USE BY FINANCIAL INSTITUTIONS ONLY. PLACE MEDALLION GUARANTEE IN SPACE
 BELOW.

 Authorized signature(s) ____________________________________________________

 Name _______________________________________________________________________

 Name of Firm _______________________________________________________________

 Address ____________________________________________________________________

 _________________________________________________________ (Include Zip Code)

 Area Code and Telephone Number _____________________________________________

 Dated: , 2000

                   PAYOR'S NAME: Norwest Bank Minnesota, N.A.
-------------------------------------------------------------------------------


                   Part I--PLEASE PROVIDE YOUR               TIN:
                   TIN IN THE BOX AT THE RIGHT
                   AND CERTIFY BY SIGNING AND
                   DATING BELOW.

 SUBSTITUTE                                          Social Security Number
 Form W-9                                                      or
 Department of                                      Employer Identification
 the Treasury,                                               Number
 Internal         -------------------------------------------------------------
 Revenue Service   Part II--For Payees exempt from backup withholding, see
                   the enclosed Guidelines for Certification of Taxpayer
                   Identification Number on Substitute Form W-9 and complete as instructed therein.

 Payer's Request
 for
 Taxpayer         -------------------------------------------------------------

 Identification    (1) The number shown on this form is my correct TIN (or I
                       am waiting for a number to be issued to me); and
                   (2) I am not subject to backup withholding because (a) I
                       am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
 Number ("TIN")    Certification--Under penalties of perjury, I certify that:
 and
 Certification

                   SIGNATURE:                              DATE:


Certification Instructions--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2). (Also see the instructions in the enclosed Guidelines.)

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING YOUR TIN.


            CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

    I certify under penalties of perjury that a TIN has not been issued to me, and either (1) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Officer or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 31% of all payments pursuant to the Offer made to me thereafter will be withheld until I provide a number.

 Signature: ___________________________________________  Date:


                    The Information Agent for the Offer is:

                              MORROW & CO., INC.
                                445 Park Avenue
                                   5th Floor
                           New York, New York 10022
                         (Call Collect) (212) 754-8000
            Banks and Brokerage Firms, Please Call: (800) 662-5200

                   Stockholders, Please Call: (800) 566-9061

                    The Dealer Managers for the Offer are:

       Deutsche Banc Alex. Brown                   Merrill Lynch & Co.
     Deutsche Bank Securities Inc.               2 World Financial Center
          31 West 52nd Street                           6th Floor
       New York, New York 10019               New York, New York 10281-6100
     (212) 250-6000 (Call Collect)            (212) 236-3790 (Call Collect)